Exhibit (h)(2)

BLACKROCK INVESTMENTS, LLC

Park Avenue Plaza

55 East 52nd Street

New York, New York 10055

[  ], 2018

Re:	Appointment of [ ] as “Placement Agent”

Ladies and Gentlemen:

The following Agreement sets out the terms under which BlackRock Investments, LLC (the “Distributor”), acting as the principal underwriter to BlackRock Multi-Sector Opportunities Trust II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), desires to provide for the sale of the Trust’s Shares (as defined below). Each of the Distributor and the Placement Agent acknowledge that the Trust shall be a third-party beneficiary to this Agreement and shall receive the benefits contemplated hereby. BlackRock Advisors, LLC (the “Adviser”) is a party to the Agreement solely with respect to Sections 9 and 11 to 17 and each of the Distributor and the Placement Agent acknowledge that the Adviser shall be a third party beneficiary to this Agreement with respect to the other Sections of this Agreement and shall receive the benefits contemplated by such other Sections of this Agreement.

1.	Offering.

The Trust intends to issue and sell its common shares of beneficial interest, $0.001 par value (such common shares of beneficial interest so distributed, the “Shares”) as disclosed in and pursuant to the Trust’s registration statement, including (to the extent such Parts are separately identified) Part A (the prospectus), Part B (the statement of additional information) and Part C, as filed on Form N-2 (333-225794 and 811-23357) with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission (the “Registration Statement”), and the final prospectus, including the statement of additional information incorporated therein by reference in the form first filed under paragraph (c) or (h) of Rule 497 and furnished to the Placement Agent for use in connection with the offering of Shares (the “Prospectus”) and has appointed and/or expects to appoint one or more agents as placement agents in connection with the sale of the Shares. The Distributor, acting on an agency basis, serves as the Trust’s designated principal underwriter for purposes of Section 2(a)(29) of the Investment Company Act of 1940, as amended, (the “1940 Act”). It is specifically the intent of this Agreement that the Placement Agent should not be deemed a principal underwriter for these purposes. The Distributor has been authorized by the Trust to retain one or more placement agents to assist in the identification of investors to purchase the Shares from the Distributor. The Distributor has also been authorized to establish and implement the primary plan of distribution for the Shares as described in the Registration Statement and to generally fulfill the functions of an underwriter with respect thereto.

2.	Definitions.

All capitalized terms used in this agreement (“Agreement”) that are not separately defined herein shall have the respective meaning set forth in the Registration Statement. For purposes of this Agreement, although materiality shall be defined by reference to applicable law, the parties acknowledge that market movements are inherent in investment activities and therefore generally will not be deemed material factors requiring supplements, updates or amendments to the Registration Statement or other Approved Offering Material (as defined below).

3.	Placement of Shares.

(a)

Subject to the terms and conditions set forth herein, the Distributor hereby appoints the Placement Agent as a non-exclusive placement agent in connection with the placement of the Shares. The Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use reasonable efforts during the term hereof to find purchasers for Shares (“Placement Agent Customers”) and to assist in obtaining payment for the Shares from Placement Agent Customers. For the avoidance of doubt, this Agreement shall not rise to any express or implied commitment by the Placement Agent to purchase or place any Shares.

(b)

The offers and sales of Shares are to be effected pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, in addition to any terms and conditions set forth in the Prospectus:

(i)

Purchases of the Shares through the Placement Agent, in connection with the sale of the Shares, will be at the public offering price calculated as described in the Prospectus, plus the Sales Load (as defined herein), subject to such breakpoints, reductions, waivers and variations as may be set forth in the Prospectus.

(ii)

No sale of Shares to any single investor will be for less than the minimum denominations as specified in the Prospectus, unless such requirement is waived in advance by the Adviser in its sole discretion.

(iii)

No offer or sale of any Shares shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Shares have not been registered or qualified for offer and sale under applicable state securities laws (unless such Shares are exempt from the registration or qualification requirements of such laws).

(c)

For purposes of the offering of Shares, the Distributor has furnished (or has caused the Trust to furnish) to the Placement Agent the Prospectus and the marketing materials identified in Exhibit A hereto (all such materials, together with the Registration Statement, being referred to herein as the “Approved Offering Material”). During the offering of the Shares, the only materials regarding the Trust, the Shares and the offering that the Placement Agent and its affiliates, employees, agents and representatives are authorized to furnish to Placement Agent Customers are the Approved Offering Material and any subscription documentation required by the Placement Agent (such subscription documentation being referred to herein as the “Subscription Documents”). Any such Subscription Documents shall not contain any information that is inconsistent with the information contained in the Approved Offering Material; for the avoidance of doubt, the parties understand that the Placement Agent may determine to include its Eligibility Standard (as defined below) in the Subscription Documents. In connection with and during any tender offer by the Trust, the only materials regarding the terms of the tender offer that the Placement Agent and its affiliates, employees, agents and representatives are authorized to furnish to Placement Agent Customers are the Tender Offer Materials (as defined below) for such tender offer.

4.	Processing and Receipt of Orders; Operational Procedures.

(a)	The handling and settlement of purchase orders will be subject to the provisions of the Prospectus, the rules and procedures of the National Securities Clearing Corporation (the

“NSCC”) and such further procedures the parties determine to be appropriate from time-to-time, consistent with this Agreement, the Prospectus and the rules and procedures of the NSCC. Payment for and delivery of Shares, the submission of repurchase requests and the payment of repurchase proceeds will be made through the facilities of the NSCC. The Distributor agrees that it will accept from the Placement Agent orders placed through a remote terminal or otherwise electronically transmitted via the NSCC Fund/SERV Networking program, provided, however, that appropriate documentation thereof and agreements relating thereto are executed by the Placement Agent and the Distributor, including any agreements between the Distributor and the Placement Agent deemed appropriate by the Distributor, and that all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures. The payment for all Shares from Placement Agent Customers shall be transmitted to the Distributor through the facilities of the NSCC on the date agreed by the Placement Agent and the Distributor, and the corresponding Shares shall settle to the accounts of Placement Agent Customers in the normal NSCC settlement cycle (the date such Shares settle, the “Settlement Date”).

(b)

Orders from Placement Agent Customers shall be executed at the public offering price calculated as described in the Prospectus (plus the Sales Load (as defined herein), subject to such breakpoints, reductions, waivers and variations as may be set forth in the Prospectus).

(c)

The Distributor will provide such assistance to Placement Agent in processing purchase orders as Placement Agent reasonably requests. With each order, Placement Agent will notify the Distributor of the state of residence of the Placement Agent Customer to whom the purchase order pertains. The Placement Agent will be responsible for the accuracy, timeliness and completeness of purchase orders it transmits to the Distributor by wire. The Placement Agent shall assume responsibility for any loss to the Trust or Distributor caused by a correction to any purchase order placed by the Placement Agent that is made subsequent to the trade date for the order to the extent such order correction was not based on any negligence on Distributor’s part; provided, however, that the Distributor shall not process any such correction without first receiving a letter of instruction executed by the Placement Agent or a correction electronically transmitted by the Placement Agent via the NSCC Fund/SERV Networking program. Placement Agent further agrees that it will promptly pay an amount corresponding to the amount of such loss to the Trust or Distributor upon notification. All orders shall be subject to the Distributor’s confirmation and acceptance in its sole discretion. The Distributor reserves the right not to accept a specific order for the purchase of Shares. The Placement Agent will provide the Placement Agent Customers purchasing the Shares with the Prospectus prior to or at the time of purchase. The Placement Agent will provide any Placement Agent Customer who so requests with the pertinent statement of additional information.

(d)

The Trust, the Distributor or the Adviser, as applicable, will be responsible for all reporting to regulators and to holders of the Shares (“Shareholders”) which is required of closed-end management investment companies registered under the 1940 Act. The calculation of the Trust’s net asset value shall be calculated as set forth in the Prospectus, and shall be transmitted to the Placement Agent as may be reasonably requested by the Placement Agent through the NSCC or any other method agreed upon between the Placement Agent and the Distributor or the Adviser for purposes of allowing the Placement Agent to confirm to Shareholders that are Placement Agent Customers the offering price or repurchase price, as the case may be, for the Shares.

(e)

The Trust may suspend or terminate the offering of the Shares at any time, as to specific jurisdictions or otherwise. Upon notice to the Placement Agent of the terms of such suspension or termination, the Placement Agent shall suspend solicitation of purchase orders for the Shares in accordance with such terms until the Distributor notifies the Placement Agent that such solicitation may be resumed. The Distributor shall promptly notify the Placement Agent of any decision to do so.

(f)

The Placement Agent may require Placement Agent Customers to satisfy certain suitability or eligibility requirements prior to purchasing any Shares (the “Eligibility Standard”). The Distributor, the Trust, the Adviser and their affiliates, agents and employees shall not be responsible for the Eligibility Standard, if any, including, without limitation, for (i) determining and ensuring that Placement Agent Customers satisfy and comply with the Eligibility Standard, if any, prior to purchasing any Shares, (ii) providing or furnishing any information, materials, documents or statements regarding the Eligibility Standard, if any, to Placement Agent Customers interested in purchasing the Shares, including any such information, materials, documents or statements required by any law, rule, regulation, order or agreement, (iii) ensuring the accuracy of any such information, materials, documents or statements and that they do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances in which they were made, not misleading, (iv) ensuring the accuracy of any information, materials, documents or statements from a Placement Agent Customer regarding whether the Placement Agent Customer satisfies the Eligibility Standard and that any such information, materials, documents or statements do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances in which they were made, not misleading, and (v) obtaining any necessary approval from the Financial Industry Regulatory Authority (“FINRA”) or any regulatory agency or authority with respect to any such information, materials, documents and statements or anything else relating to the Eligibility Standard, if any.

5.	Duties of the Placement Agent

(a)

Placement Agent agrees that it will provide ongoing personal investor services and account maintenance services (“Investor Services”) to Shareholders that are Placement Agent Customers. Investor Services shall include, but shall not be limited to:

(i)

handling inquiries from such Shareholders regarding the Trust, including but not limited to questions concerning their investments in the Trust, account balances, tender/repurchase offers and reports and tax information provided by the Trust;

(ii)	assisting in the enhancement of communications between such Shareholders and the Trust;

(iii)	assisting in the preparation of reports and transaction statements to such Shareholders;

(iv)	providing sub-accounting services for Shares held beneficially by such Shareholders;

(v)	forwarding reports of the Trust and other information to such Shareholders, including, if necessary, tender offer documents;

(vi)	assisting in receiving and forwarding repurchase requests from such Shareholders during any tender offer conducted by the Trust;

(vii)	receiving and transmitting proxies; and

(viii)	providing such other information and Investor Services as may be reasonably requested by the Trust or the Distributor.

(b)

The Placement Agent agrees to maintain records of all purchases and sales of the Shares made through the Placement Agent required by applicable law and upon request from a regulatory authority or as required under applicable law to furnish such regulatory authority with copies of such records.

(c)

Upon written request by the Distributor, the Adviser or the Trust, the Placement Agent shall make available to the Distributor, the Adviser or the Trust copies of all such records referred to in Section 5(b) as may be reasonably requested by the Distributor, the Adviser or the Trust to ensure compliance with applicable law, regulatory request or court order. Providing recordkeeping and other administrative services to Placement Agent Customers shall be the responsibility of the Placement Agent and shall not be the responsibility of the Distributor, the Adviser or the Trust. The Distributor, the Adviser or the Trust will not maintain separate accounts for Placement Agent Customers. Upon the request of one party to another, the party that is responding to the request shall provide copies of all records that it maintains relating to accounts of the Trust as may reasonably be requested to enable each party or their representatives to comply with any request of a governmental body or self-regulatory organization.

(d)

The Placement Agreement shall grant to the Distributor or the Adviser the right to audit the services of the Placement Agent on an annual basis. The Placement Agent shall permit the Distributor or the Adviser to conduct one (1) audit per calendar year to ensure compliance with the terms of this Agreement. The Distributor or the Adviser agrees to provide the Placement Agent with reasonable notice of its intention to conduct such an audit, which notice shall not be less than one month prior to such audit. The Placement Agent may, however, coordinate such audit activities through its own internal audit office(s) and is entitled to observe all of the audit activities by the Distributor or the Adviser. The Distributor and the Adviser will not perform any activity that materially interferes with the Placement Agent or its affiliates’ activities or systems during the audit. For purposes of these audit privileges, the Placement Agent shall permit the authorized personnel of the Distributor or the Adviser to have access to their information, systems and employees pertinent to their respective services under this Agreement, and the Placement Agent will not seek prosecution under any computer crime or other applicable statutes for such activity. If lawful, the Distributor or the Adviser may engage an individual public accounting firm to perform any such audit on its behalf.

6.	Representations and Warranties of the Trust (as Made to the Distributor).

The Distributor represents and warrants to the Placement Agent that the Distributor’s agreement with the Trust (the “Distribution Agreement”) contains representations and warranties in substantially the following form:

(a)

The Trust has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of the Shares, and conduct its business, each as described in the Registration Statement. All necessary filings, consents and other actions necessary to qualify the offering of the Shares with the Commission under the Securities Act, and blue sky offices in each applicable U.S. state and to conduct the business of the Trust as described in the Registration Statement have been, or will timely be, made or taken.

(b)	The Shares to be or which may be issued by the Trust pursuant to the Registration Statement have been duly authorized for issuance and sale and are registered under the

Securities Act pursuant to the Registration Statement, and the Registration Statement shall be effective at the time such Shares are issued and delivered by the Trust and such Shares conform in all material respects to all statements relating thereto contained in the Registration Statement.

(c)

In connection with the offer and sale of the Shares pursuant to the Registration Statement, the Trust agrees to comply in all material respects with any applicable requirements of the Securities Act, state securities laws, and the rules and regulations thereunder.

(d)	The Trust will apply the proceeds from the sale of Shares for the purposes set forth in the Registration Statement under “Use of Proceeds”.

(e)

All Approved Offering Material will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from any Approved Offering Material (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Trust by the Placement Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be any information regarding the Eligibility Standard, if any, and any written information furnished to the Trust, the Distributor or the Adviser by the Placement Agent to be included in any Tender Offer Materials (as defined below) (collectively, the “Dealer Information”). None of the Trust, the Distributor or the Adviser shall be required to: (i) determine or ensure that Placement Agent Customers satisfy and comply with the Eligibility Standard, if any, prior to purchasing any Shares, (ii) provide or furnish any information, materials, documents or statements regarding the Eligibility Standard, if any, to Placement Agent Customers, (iii) ensure the accuracy of any such information, materials, documents or statements, (iv) include any such information, materials, documents or statements in any Approved Offering Material (or any amendment or supplement thereto), (v) obtain any necessary approvals from FINRA or any other regulatory agency or authority with respect to any such information, materials, documents or statements or anything else relating to the Eligibility Standard, if any, (vi) ensure the accuracy of any information, materials, documents or statements regarding whether a Placement Agent Customer satisfies the Eligibility Standard, or (vii) provide any assistance to the Placement Agent with respect to its Eligibility Standard, if any; provided, however, that the Trust in its discretion may choose to allow the Placement Agent to include a statement regarding the Eligibility Standard, if any, in any Approved Offering Material as Dealer Information.

(f)

The Trust agrees to instruct the Distributor to advise the Placement Agent as promptly as practicable of the occurrence of any event or other change which, in the reasonable opinion of counsel to the Trust, results in the Approved Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The representations and warranties made in this Section 6(f) shall not apply to statements in or omissions from the Approved Offering Material made in reliance upon and in conformity with Dealer Information.

(g)

The Trust recognizes and confirms that the Placement Agent (i) will be using and relying primarily on the information in the Approved Offering Material in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Approved Offering Material and (iii) will not make any appraisal of any assets of the Trust; except that the information referenced in clauses (i) and (ii) above shall not include any Dealer Information.

(h)

The Trust carries or is entitled to the benefits of insurance, with reputable insurers of recognized financial responsibility, in such amounts and covering such risks as are prudent and customary by companies of established repute engaged in the same or similar business and having a minimum coverage of at least $10 million, and all such insurance insuring the Trust or its business, assets, employees, officers and trustees, including the Trust’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect. The Trust is in compliance with the terms of such policy and fidelity bond in all material respects and there are no claims by the Trust under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause. The Trust has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to continue to conduct its business and at a cost that would not result in a material adverse effect on the Trust’s ability to conduct its business as described in the Registration Statement. The Trust has not been denied any insurance coverage which it has sought or for which it has applied.

(i)

The Trust and the Distributor recognize and intend that the Placement Agent is a third-party beneficiary of the foregoing representations and warranties recited in this Section 6 and Section [    ] of the Distribution Agreement.

7.	Covenants of the Trust (as Made to the Distributor).

The Distributor represents and warrants to the Placement Agent that the Distribution Agreement provides that the Trust shall covenant and agree substantially as follows:

(a)

If, at any time during the offering of the Shares, an event occurs which in the reasonable opinion of counsel to the Trust materially affects the Trust and which should be set forth in an amendment or supplement to the Registration Statement or Prospectus in order to make the statements therein not misleading in light of the circumstances under which they are made, the Trust will notify the Distributor and the Placement Agent as promptly as practicable of the occurrence of such event and promptly prepare and furnish to the Placement Agent copies of an amendment or supplement to the Registration Statement or Prospectus, in such reasonable quantities as such Placement Agent may reasonably request in order that the Registration Statement or Prospectus will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the Dealer Information provided by the Placement Agent expressly for use in the Prospectus or the Registration Statement, the Trust shall instruct the Distributor to deliver such supplement or amendment to the Placement Agent at a reasonable charge to the Placement Agent not to exceed the actual cost thereof to the Trust.

(b)

No document filed by, or behalf of, the Trust with the Commission in connection with a tender offer by the Trust (“Tender Offer Materials”) will, at the time of such filing, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. The representations and warranties made in this Section 7(b)

shall not apply to statements in or omissions from the Tender Offer Materials made in reliance upon and in conformity with Dealer Information. Any documents provided by, or on behalf of, the Trust to the Placement Agent or its designated agent for distribution to Placement Agent Customers in connection with a tender offer by the Trust will conform, in all material respects, to the Tender Offer Materials.

(c)	The Trust’s offer and sale of Shares pursuant to the Distribution Agreement will not violate any applicable law, rule, regulation or agreement to which it is a party.

(d)

In connection with the conduct of its business as described in the Registration Statement, the Trust shall comply, in all material respects, with applicable securities laws and other applicable legal and regulatory requirements and written publicly available legal interpretations thereof of regulatory agencies with jurisdiction over it.

(e)

The Trust and the Distributor recognize and intend that the Placement Agent is a third-party beneficiary of the foregoing covenants recited in this Section 7 and Section [    ] of the Distribution Agreement.

8.	Representations, Warranties and Covenants of the Distributor.

The Distributor represents, warrants, and/or covenants to, and/or agrees with, the Placement Agent that:

(a)

The Distributor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Prospectus, except where the failure to be so qualified would not have a material adverse effect on the offering of the Shares, prevent the consummation of the transactions contemplated by this Agreement, or have a material adverse effect on the Trust’s ability to conduct its business as described in the Registration Statement (a “BlackRock Material Adverse Effect”).

(b)

The Distributor has established and maintains an anti-money laundering program and/or procedures reasonably designed to achieve compliance with all applicable laws, rules and regulations of its own jurisdiction including, where applicable, the Bank Secrecy Act (as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”)).

In addition, the Distributor acknowledges receipt of the Placement Agent’s Non-Cash Compensation Policy and agrees to comply with this policy and provide prompt notice to the Placement Agent if the Distributor becomes aware of activity that may constitute a violation of this policy. The Distributor or an affiliate is in compliance with the applicable conditions and qualifications set forth in Rule 2341(k) of the Conduct Rules of FINRA, as amended from time to time, which enable a member of FINRA to offer or sell the Shares of the Trust.

(c)

This Agreement has been duly authorized, executed and delivered by the Distributor and, assuming due and valid execution and delivery hereof by the Placement Agent, will constitute a valid and binding agreement of the Distributor, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally, and by general principals of equity.

(d)	The Distributor will not knowingly solicit a Placement Agent Customer to invest in another fund distributed by the Distributor or its affiliates, other than the Trust, where the sole and only source of the relationship with such Placement Agent Customer originated from an introduction by Placement Agent or its affiliates in connection with the offering contemplated by this Agreement. This provision shall not apply (i) if the Placement Agent Customer approaches the Distributor or its affiliates or (ii) if the Placement Agent Customer terminates its relationship with Placement Agent and such Placement Agent Customer is reintroduced to the Distributor’s products through such Placement Agent Customer’s account with a different broker-dealer.

(e)

All material litigation and regulatory actions involving the Adviser and its affiliates are described in the periodic public Form 10-K and 10-Q filings made by the BlackRock, Inc. with the Commission and the publicly filed Forms ADV and Forms BD of the Distributor and/or its affiliates.

(f)

The Distributor will promptly notify the Placement Agent of any non-confidential claim, complaint, lawsuit or proceeding and any communication, examination, enforcement action or other proceeding by any regulatory agency, self-regulatory organization or other regulatory authority with respect to the Trust or the offer or sale of the Shares against or directed at or to the Distributor or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Distributor, within the meaning of Section 15 of the Securities Act.

(g)

The Distributor agrees that it will provide the Placement Agent or its designated agent with sufficient quantities of any and all reports or documents required by applicable law or regulation, including applicable Tender Offer Materials, to be sent to Shareholders who are Placement Agent Customers.

(h)

In connection with the performance of any agreement with the Trust, the Distributor shall perform the services contemplated thereby in compliance, in all material respects, with applicable securities laws and other applicable legal and regulatory requirements and written publicly available legal interpretations thereof of regulatory agencies or self-regulatory organizations with jurisdiction over it.

9.	Representations, Warranties, Covenants and Agreements of the Adviser.

The Adviser represents, warrants, and/or covenants to, and/or agrees with, the Placement Agent that:

(a)

The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified would not have a BlackRock Material Adverse Effect.

(b)

The Adviser carries or is entitled to an errors and omissions insurance policy of at least $10 million and certifies to the Placement Agent of the coverage and status of the policy. For the avoidance of doubt, the Trust and the Adviser may jointly carry or be entitled to any such policy.

(c)

No Tender Offer Materials, during the applicable tender offer period, will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. The representations and warranties made in this Section 9(c) shall not apply to statements in or omissions from the Tender Offer Materials made in reliance upon and in conformity with Dealer Information.

(d)

The Adviser agrees that Placement Agent is permitted to place reports of the Trust that may be produced by the Trust, the Advisor or the Distributor on the Alternative Investments’ intranet site for Placement Agent financial advisor review.

(e)

The Adviser will not knowingly solicit a Placement Agent Customer to invest in another fund managed by the Adviser or its affiliates, other than the Trust, where the sole and only source of the relationship with such Placement Agent Customer originated from an introduction by Placement Agent or its affiliates in connection with the offering contemplated by this Agreement. This provision shall not apply (i) if the Placement Agent Customer approaches the Adviser or its affiliates or (ii) if the Placement Agent Customer terminates its relationship with Placement Agent and such Placement Agent Customer is reintroduced to the Adviser’s products through the Placement Agent Customer’s account with a different broker-dealer.

(f)

The Adviser understands that ongoing due diligence is a condition to maintaining the Trust on the Placement Agent’s platform. In that regard, during any period in which a Placement Agent Customer is invested in the Trust, Placement Agent may conduct up to one (1) investment and one (1) operational due diligence review each year during normal business hours of the Adviser and the Trust upon reasonable notice to the Adviser; provided, however, Placement Agent may conduct more reviews as is reasonably agreed to in good faith by Placement Agent and the Adviser. Placement Agent acknowledges that any information provided or learned during the course of any such investment and operational due diligence reviews will be considered “confidential information” that is subject to section 17 hereof.

(g)

In connection with the performance of any agreement with the Trust, the Adviser shall perform the services contemplated thereby in compliance, in all material respects, with applicable securities laws and other applicable legal and regulatory requirements and written publicly available legal interpretations thereof of regulatory agencies or self-regulatory organizations with jurisdiction over it.

(h)

The Adviser agrees to send, or cause to be sent, (i) to the contacts listed under Exhibit [B] “Other Reporting” at the e-mail address(es) listed therein, or to such other e-mail address(es) as Placement Agent shall have specified in writing pursuant to Section 20 of this Agreement, and to the Placement Agent-affiliated financial advisor of each Placement Agent Customer, any and all written updates or commentary regarding the Trust’s performance that the Adviser desires to be made public to Trust shareholders and (ii) (A) to the contacts listed under Exhibit [B] “Notification of Tender Offers” at the e-mail address(es) listed therein, or to such other e-mail address(es) as Placement Agent shall have specified in writing pursuant to Section 20 of this Agreement, any and all Tender Offer Materials regarding tender offers by the Trust and (B) to Placement Agent-affiliated financial advisors of Placement Agent Customers (as specified, and at such addresses provided to the Adviser, by the Placement Agent from time to time) any press releases regarding a tender offer conducted by the Trust; provided that the materials referred to in (i) shall not include reports filed by the Trust with the Commission pursuant to Section 30 of the 1940 Act or any information made public in the ordinary course of business regarding the Trust’s dividends or distributions. Should the Adviser or the Trust wish to send material via email to Placement Agent Customers, the Adviser represents that it complies, and will comply, with all applicable laws, rules and regulations with respect to any electronic transmission or electronic access that the Adviser utilizes or makes available to any investor or third party throughout the duration of the Trust.

(i)

To the extent reasonably practicable, and to the extent permitted by applicable law, the Adviser shall send to the contacts listed under Exhibit [B] “Extraordinary Communications” all extraordinary investor communications that fall outside of the ordinary course of business (including without limitation those related to liquidations or reorganizations) promptly following the public announcement of such information (e.g., a press release and/or filing with the Commission or other regulator) or the delivery of such materials to the Placement Agent or its designated agent for distribution to Placement Agent Customers.

(j)

The Adviser will promptly notify the Placement Agent of any non-confidential claim, complaint, lawsuit or proceeding and any communication, examination, enforcement action or other proceeding by any regulatory agency, self-regulatory organization or other regulatory authority with respect to the Trust or the offer or sale of the Shares against or directed at or to the Adviser or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Adviser, within the meaning of Section 15 of the Securities Act.

(k)

The Adviser will provide a letter from BNY Mellon Investment Servicing (US) Inc. to the Placement Agent covering the Trust that is substantially similar to the letter from BNY Mellon Investment Servicing (US) Inc. to the Placement Agent, dated February 10, 2017, titled “BlackRock Funds Dealer No. 0221,” regarding Rule 15c3-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

10.	Representations, Warranties and Covenants of the Placement Agent.

The Placement Agent represents and warrants that:

(a)

The Placement Agent has been duly formed and is validly existing as a corporation in good standing under the laws of the state of Delaware and has full power and authority to engage in its contemplated activities.

(b)

This Agreement has been duly authorized, executed and delivered by the Placement Agent and, assuming execution hereof by the Distributor, will constitute a valid and binding agreement of the Placement Agent.

(c)	The Placement Agent has established policies and procedures reasonably designed to achieve compliance with laws, rules and regulations applicable to it.

(d)

The fees paid to the Placement Agent pursuant to this Agreement are reasonable in relation to the services it provides and reasonably similar to fees it receives for equivalent services provided to other parties.

(e)

The Placement Agent has all Federal and state governmental, regulatory and exchange approvals and licenses, and has effected or will timely effect all filings and registrations with Federal and state governmental agencies required to conduct its business and to act as described herein, and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or other organizational document or any agreement, instrument, order, law or regulation binding upon it.

(f)

The Placement Agent is duly registered as a broker-dealer under the Exchange Act, and is duly registered as a broker-dealer under the laws of each state and, to the extent required, the equivalent thereof in any other jurisdiction, which require such registration in connection with the services to be provided by the Placement Agent hereunder.

(g)

The Placement Agent is a member in good standing of FINRA and agrees to notify the Adviser, the Distributor or the Trust should it cease to be such a member. With respect to the sale of Shares, the Placement Agent shall perform its services hereunder in compliance, in all material respects, with the Conduct Rules of FINRA and all applicable federal and state securities laws.

(h)

Each individual who will engage in the activities described herein as a director, officer, employee, or agent of the Placement Agent is, and will continue to be at all times during the term of this letter agreement, (i) registered or licensed as an agent, salesman, salesperson, or sales representative in the jurisdictions from, in, or into which, such individual will be engaging in the activities described herein, and (ii) registered as a registered representative of the Placement Agent with FINRA and none of such registrations or licenses has expired or been revoked, suspended, terminated, limited, qualified, or conditioned in any respect; or, alternatively, such individual is not and will not be so required to be registered or licensed.

(i)

The Placement Agent will appropriately disclose to each subscriber of Shares that is a Placement Agent Customer the fact that the Placement Agent receives for its services in selling Shares compensation from the Trust and the Trust’s affiliates.

(j)

The Placement Agent will furnish each subscriber of Shares that is a Placement Agent Customer a copy of the Prospectus prior to or at the time of purchase. The Placement Agent will provide any Placement Agent Customer who so requests with the pertinent statement of additional information.

(k)

With respect to state blue sky requirements applicable to the offer and sale of Shares, the Placement Agent agrees to cooperate with the Distributor as reasonably necessary to effectuate any required or advisable filings.

(l)

The Placement Agent agrees not to transact orders for Shares in jurisdictions in which Distributor has informed the Placement Agent in writing that Shares are not to be sold or in which the Placement Agent and its personnel are not authorized to sell Shares.

(m)

The Placement Agent shall perform its services hereunder in compliance, in all material respects, with applicable securities laws and other applicable legal and regulatory requirements and written publicly available legal interpretations thereof of regulatory agencies or self-regulatory organizations with jurisdiction over it, and the Placement Agent has conducted its business in compliance with, and has established policies and procedures reasonably designed to achieve compliance with, the United States Foreign Corrupt Practices Act and the PATRIOT Act, and any similar statute applicable in any jurisdiction in which the Placement Agent engages in any activity, that prohibits bribery, money laundering or payments to public officials, including, without limitation, any policies of any governmental or quasi-governmental agency implementing or enforcing the foregoing.

(n)

The Placement Agent has established and maintains an anti-money laundering program and/or procedures reasonably designed to achieve compliance with all applicable laws, rules and regulations of its own jurisdiction including, where applicable, the Bank Secrecy Act (as amended by the PATRIOT Act).

(o)	The Placement Agent will order Shares only from the Distributor. All such purchases shall be made only to cover purchase orders already received from Placement Agent Customers.

(p)

The Placement Agent will not delay in placing orders received from Placement Agent Customers so as to profit itself as a result of such delay or place any orders to purchase any Shares from the Distributor other than to cover purchase orders already received by the Placement Agent from Placement Agent Customers, and the Placement Agent will place orders for purchases (and repurchases if applicable) promptly upon receipt from Placement Agent Customers.

(q)

The Placement Agent will (a) maintain all records required by law to be kept by it relating to transactions in Shares of the Trust by or on behalf of Placement Agent Customers and compensation received by the Placement Agent in respect thereto, and (b) upon reasonable request by the Distributor and/or the Trust as required in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party.

(r)

During the offering of the Shares, any Dealer Information provided by the Placement Agent will be complete and accurate in all material respects and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(s)	The Placement Agent shall be responsible for the actions or omissions of any affiliates, employees, agents and representatives performing activities under this Agreement.

(t)

The Placement Agent agrees that the Trust, the Adviser and the Distributor may disclose the terms of this Agreement, including the Placement Agent’s identity, the services rendered and the payment of compensation under this Agreement, to any third party who, in the judgment of the Trust, the Adviser and the Distributor, has a legitimate need to know, including government agencies.

(u)

All material litigation and regulatory actions involving the Placement Agent and its affiliates are described in the periodic public Form 10-K and 10-Q filings made by the Placement Agent or its affiliates with the Commission and the publicly filed Forms ADV and Forms BD of the Placement Agent and/or its affiliates.

(v)

The Placement Agent will promptly notify Distributor and the Adviser of any non-confidential claim, complaint, lawsuit or proceeding and any communication, examination, enforcement action or other proceeding by any regulatory agency, self-regulatory organization or other regulatory authority with respect to the Trust or the offer or sale of the Shares against or directed at or to the Placement Agent or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Placement Agent, within the meaning of Section 15 of the Securities Act.

11.	Compensation of Placement Agent.

Other than as set forth below, the Placement Agent will receive no fee, payment or other remuneration from the Distributor, the Trust or the Adviser for its services under this Agreement.

(a)

Sales Load – As compensation for its services in selling Shares to Placement Agent Customers, the Placement Agent shall be entitled to retain a sales load from Placement Agent Customers based on the amount of the sale, as agreed with the Trust from time to time and at all times in accordance with the Prospectus (the “Sales Load”), subject to such breakpoints, reductions, waivers and variations as may be set forth therein.

(b)

Shareholder Servicing Fee - The Distributor shall pay the Placement Agent an annual fee (the “Shareholder Servicing Fee”) payable monthly in arrears in an amount equal to, on an annualized basis, 0.25% of the month end net asset value of the Shares of the Trust beneficially owned by Shareholders that are Placement Agent Customers as of the end of each applicable month. The Shareholder Servicing Fee shall be paid by the Distributor to the Placement Agent, generally within thirty (30) days after the conclusion of each calendar month in which Shareholder Servicing Fees have been incurred, beginning with the first month the Placement Agent obtains a Placement Agent Customer. The Shareholder Servicing Fee payable hereunder shall be subject to the sales charge limits of FINRA, and the total of all such fees shall not exceed 8% of the total price to the public of the Shares sold. For the avoidance of doubt, the Distributor’s obligation to pay the Shareholder Servicing Fee to the Placement Agent in accordance with this section 11(b) is not conditioned upon the Distributor’s continued receipt of related compensation from the Trust for providing or arranging for the provision of Investor Services.

(c)

Fee – In consideration of the Placement Agent providing services related to the sale and distribution of the Shares, the Adviser shall pay the Placement Agent an aggregate fee equal to 2% of the total price to the public of the Shares purchased through the Placement Agent (the “Fee”). The Fee shall be paid to the Placement Agent in approximately 10 (but in no more than 15) calendar days of the Distributor accepting any purchase orders for Shares transmitted to the Distributor by the Placement Agent (or any designee thereof for transmitting orders for the benefit of Placement Agent Customers) or as otherwise agreed to by the parties. The Distributor or the Adviser, as applicable, will pay Placement Agent by wire payment according to the wire instructions provided by Placement Agent.

(d)

For the avoidance of doubt, the Placement Agent shall have no claim on any portion of any other compensation relating to the Trust as may be paid to the Distributor by the Trust or the Adviser, or to the Adviser from the Trust, from time to time.

(e)

The Placement Agent agrees that the Sales Load, the Shareholder Servicing Fee, and/or the Fee may be reduced or otherwise modified if and as required to comply with the limitation below and applicable law, including the NASD/FINRA rules and regulations applicable to sales compensation. The sum total of all compensation to or reimbursement of the Distributor, the Placement Agent and any other dealers in connection with the offering of the Shares, including the Sales Load, the Shareholder Servicing Fee, the Fee and all forms of additional compensation, shall not exceed 8.00% of the total price to the public of the Shares sold. In the event the offering does not proceed, the Placement Agent will not receive any fees under this Agreement.

12.	Indemnification.

The Placement Agent, the Distributor and the Adviser agree to indemnify each other as follows:

(a)

The Adviser and Distributor (the “Trust Parties”) jointly and severally agree to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (provided that such settlement is effected with the written consent of the Trust Parties) (“Losses”) to which the Placement Agent or they may become subject in any jurisdiction, insofar as such Losses arise out of or are based upon:

(i)	any untrue statement of a material fact contained in the Prospectus, Registration Statement, any Approved Offering Material, or any Tender Offer Materials, or

any amendment or supplement to any of the foregoing, or the omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Trust Parties shall not be liable to the extent any Losses arise out of, are based upon or directly relate to any information included or omitted from the Prospectus, Registration Statement, any Approved Offering Material or any Tender Offer Materials in reliance upon, or in conformity with, the Dealer Information;

(ii)	a material breach of any representation, warranty, covenant, term or condition of either or both Trust Parties in this Agreement by any Trust Party or Trust Parties; or

(iii)	a violation of any law, regulation or rule resulting from the gross negligence, willful misconduct or malfeasance of either or both Trust Parties in the performance of its or their duties hereunder;

provided, however, that this indemnity shall not protect the Placement Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Placement Agent or they would be subject by reason of the Placement Agent’s own or their own material breach of the Placement Agent’s obligations hereunder, gross negligence, willful misconduct or malfeasance in the performance of the Placement Agent’s obligations hereunder.

(b)

The Placement Agent agrees to indemnify and hold harmless each of the Trust and the Trust Parties, and each person who controls the Trust Parties within the meaning of Section 15 of the Securities Act, against any and all Losses to which such person may become subject in any jurisdiction, insofar as such Losses arise out of or are based upon:

(i)

any untrue statement of a material fact contained in the Prospectus, Registration Statement, any Approved Offering Material, or any Tender Offer Materials, or any amendment or supplement to any of the foregoing, or the omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, but only with respect to any Dealer Information;

(ii)	a material breach of any representation, warranty, covenant, term or condition of the Placement Agent in this Agreement by the Placement Agent; or

(iii)	a violation of any law, regulation or rule resulting from the gross negligence, willful misconduct or malfeasance of the Placement Agent in the performance of its duties hereunder;

provided, however, that this indemnity shall not protect the Trust or the Trust Parties or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Trust or the Trust Parties or they would be subject by reason of the Trust Parties’ own material breach of the Trust Parties’ obligations hereunder, gross negligence, willful misconduct or malfeasance in the performance of the Trust Parties’ obligations hereunder.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 12 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b) of this Section 12 who are parties to such action) or (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; and except that, if clause (i) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i). No indemnifying party shall, without the prior written consent of the indemnified party, which shall not be unreasonably delayed or withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.

(d)

In no event will the Trust, Trust Parties or Placement Agent (as applicable, the “Liable Party”) be liable to the other party (as applicable, “Affected Party”) for such Affected Party’s consequential, incidental, special or indirect damages (including but not limited to lost profits), even if such Liable Party has been advised of the possibility of such losses.

(e)	The indemnity agreement contained in this Section 12 shall be in addition to any rights that an indemnified party may have at common law or otherwise.

(f)

The Distributor confirms that the Trust has agreed in writing with the Distributor that, to the extent that indemnification claims made against the Distributor under this Section 12 would result in corresponding indemnification obligations owed to the Distributor by the Trust under any agreement between them, it is the intent of the Trust and the Distributor that the Placement Agent should be a third-party beneficiary of those corresponding indemnification obligations.

13.	Contribution

If the indemnification provided for in Section 12 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, the Distributor and the Adviser on the one hand and the Placement Agent on the other hand from the placement of Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, the Distributor and the Adviser on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Trust, the Distributor and the Adviser on the one hand and the Placement Agent on the other hand in connection with the placement of Shares pursuant to this Agreement shall be deemed, respectively, to be in the same proportions as the total net proceeds from the placement of Shares pursuant to this Agreement (before deducting expenses) received by the Trust and the total compensation received by the Placement Agent (whether from the Distributor, Adviser, or otherwise), in each case as set forth on the cover of and otherwise included in the Prospectus.

The relative fault of the Trust, the Distributor and the Adviser on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Distributor or the Adviser or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Trust, the Distributor, the Adviser and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 13, the Placement Agent shall not be required to contribute any amount in excess of the total compensation received by the Placement Agent in connection with the placement of Shares.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any other provision of Section 12 or this Section 13, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

For purposes of this Section 13, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Placement Agent’s affiliates and selling agents shall have the same rights to contribution as the Placement Agent, and each trustee and shareholder of the Trust and each member or director of the Distributor and the Adviser, respectively, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Trust, the Distributor or the Adviser, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Trust, the Distributor and the Adviser, respectively.

14.	Survival of Certain Provisions.

The provisions of this Section 14 and of Sections 4 to 10 and 11(b) (but only to the extent there are Shareholders that are Placement Agent Customers and the Placement Agent continues to provide services to such Shareholders that are substantially similar to the Investor Services), 8(d), 9(e), 12, 13, and 17 to 24 hereof shall survive the termination or cancellation of this Agreement.

15.	Effective Date.

This Agreement shall become effective for all purposes as of the date hereof.

16.	Termination.

(a)

This Agreement will continue in effect until and unless it is terminated as provided herein. Any party may terminate this Agreement without cause by written notice to the other parties on not less than sixty (60) days’ notice. Notwithstanding anything to the contrary in this Agreement, the Placement Agent’s appointment under Section 3 of this Agreement shall be complete and shall terminate, and any duties or rights of the Placement Agent to find purchasers for Shares or to assist in obtaining payment for the Shares shall cease, on the business day immediately following the Settlement Date.

(b)

If any of the statements in Sections 6 to 9 of this Agreement has become inaccurate or cease to be true and correct or if there has been any breach of any representation, warranty, covenant, term or condition as set forth in such sections and notice thereof has been provided to the Placement Agent within 30 days of such breach or inaccurate statement, then any such breach or inaccurate statement shall not be deemed a breach of any representation, warranty, covenant, term or condition of this Agreement for any and all purposes with respect to this Agreement; provided, however, that the Placement Agent may terminate this Agreement by written notice at any time if the breaching party does not correct such breach or inaccurate statement within 10 business days of sending such notice to the Placement Agent.

(c)

This Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act); provided, however, that an assignment by the Placement Agent to an affiliate of the Placement Agent capable of providing the services contemplated herein pursuant to an internal restructuring of the Placement Agent and affiliated entities will not constitute an assignment and will not require notice to, nor consent from, the Distributor, the Trust or the Adviser. Further, to the extent permitted by applicable federal and state laws, rules, and regulations, the Placement Agent may delegate any of its responsibilities hereunder.

(d)

This Agreement will terminate, effective immediately upon notice of termination by the other party, if (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against a party; (ii) a party files a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against a party seeking such relief; (iii) a party is found by the Commission, FINRA, or any other federal or state regulatory agency or authority to have committed a felony violation of any applicable federal or state law, rule, or regulation arising out of its activities in connection with this Agreement; (iv) terminated by FINRA; or (v) the Trust rescinds or removes any authority or approval necessary for the Distributor to enter into this Agreement. Each party agrees to notify the other promptly in the event of any such filing, finding of violation, or other action under this paragraph. The failure of a party to terminate this Agreement for a particular cause pursuant to this Section 16(d) will not constitute a waiver of the right to terminate this Agreement at a later date for the same or another cause; provided, however, that any termination for an event specified in above must occur within 60 days of the date on which the terminating party receives notice of the applicable filing or finding of violation.

17.	Confidentiality.

(a)

Each party shall keep confidential any non-public information relating to the business, affairs or customers of each other party, including, but not limited to, all books, records, information and data pertaining to the business of the other party, the names of the clients of the other party, nonpublic personal information (as defined by Regulation S-P or FTC Regulation 313) regarding prospective investors, Placement Agent Customers, Shareholders, and marketing materials and other similar data or information not generally known to the public. Confidential information shall not be voluntarily disclosed to any other person or entity, except (i) if such information is publicly available except to the extent that such public availability is due to breach of this Agreement by the disclosing party, (ii) as may be required solely for the purpose of carrying out a party’s duties and responsibilities under this Agreement, (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law, (iv) as may be required to be disclosed to a party’s attorneys, accountants, regulatory examiners or insurers for legitimate business purposes, or (v) with the express prior written consent of the other party. Each party will limit the disclosure of the other party’s confidential information to those of its employees and agents with a need to know such confidential information for purposes of providing the services set forth in this Agreement. Without limiting the foregoing, the Trust Parties and each of their employees, agents, officers and directors (collectively, the “Recipients”) shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, Placement Agent Customers which have subscribed for Shares. Without limiting the generality of the preceding undertaking, a Recipient shall not knowingly solicit any person it knows to be a Placement Agent Customer to invest in any interest in any investment vehicle or entity sponsored or offered by a Recipient other than the Trust, where the sole and only source of the relationship with such Placement Agent Customer originated from an introduction by Placement Agent or its affiliates in connection with the offering contemplated by this Agreement. This provision shall not apply (i) if the Placement Agent Customer approaches a Recipient or its affiliates or (ii) if the Placement Agent Customer terminates its relationship with Placement Agent and such Placement Agent Customer is reintroduced to such Recipient’s products through the Placement Agent Customer’s account with a different broker-dealer. Participation by a Recipient in a meeting with a Placement Agent Customer at the request of an employee of the Placement Agent or an affiliate shall not be deemed a violation of the foregoing undertaking. The Distributor’s agreement with the Trust shall provide that the Trust shall extend the same protections in respect of Placement Agent Customers.

(b)

Notwithstanding anything to the contrary in subparagraph (a) of this Section 17, the Placement Agent agrees that the Distributor, the Trust and/or the Adviser may disclose the name of any current or former Placement Agent Customer to any regulator having jurisdiction over the disclosing party, at all times solely to the extent reasonably necessary to respond to a request for information from (or filing requirement imposed by) such regulator; provided, however, the Distributor, the Trust and/or the Adviser will make best reasonable effort to provide as much prior notice as practicable to the Placement Agent before such disclosure. The Placement Agent further agrees to reasonably cooperate with the Distributor, the Trust and/or the Adviser in connection with any such regulatory request or requirement, and the Distributor, the Trust and the Adviser further agree to use any such information obtained regarding a Placement Agent Customer as required in connection with such regulatory request or requirement.

(c)

Notwithstanding anything to the contrary in this Section 17, the Placement Agent may disclose the amount of the Sales Load and other terms to its clients and service providers and other agents, in its sole discretion. Each of the Distributor, the Trust and Adviser agrees that, notwithstanding any provision to the contrary in any of the offering documentation, the Placement Agent may provide the Approved Offering Material to prospective and existing investors, and may utilize such materials, and the results of any due diligence on the Trust or the Adviser, in its own general analyses; provided, however, that the results of any such due diligence shall be considered confidential information.

18.

Independent Contractor. This Agreement contemplates and creates the relationship between the Distributor and the Placement Agent as that of an independent contractor, and not that of principal and agent, employer and employee, representative or partnership.

19.	Services Not Exclusive.

The services to be rendered by the Placement Agent hereunder shall be provided on a non-exclusive basis. The Placement Agent shall be free throughout the term of this Agreement and after the termination hereof to provide the same or different marketing services to other funds on the same or on different terms and conditions. Nothing herein shall restrict the Placement Agent or its affiliates from creating or marketing any other product or investment vehicle.

20.	Notices.

All communications under this Agreement shall be given in writing, sent by facsimile, followed by registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Placement Agent:

[    ]

with a copy to:

[    ]

If to the Distributor:

BlackRock Investments, LLC

40 East 52nd Street

New York, New York 10055

Attention: [    ]

With a copy to:

BlackRock Advisors, LLC

55 East 52nd Street

New York, New York 10055

Attention: [    ]

Email: [    ]

21.	Miscellaneous.

(a)

This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, except as specifically stated in respect of certain third-party beneficiary arrangements, no other person shall have any right or obligation hereunder.

(b)

This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(c)

This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement shall not be construed more strictly against one or more parties than against any other party.

22.	Governing Law and Arbitration.

(a)

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act. New York City shall be the proper venue for resolution of any and all disputes arising hereunder.

(b)

In the event of a dispute or controversy arising hereunder between or among the parties hereto, and in the event the parties are unable to resolve the dispute between and among them, such dispute shall be shall be submitted to arbitration in New York, New York, under the commercial arbitration rules and procedures of FINRA. The parties agree that, to the extent permitted by FINRA, the arbitrators shall be selected from the securities industry. Judgment upon the award rendered by the arbitrator may be entered by one party in any court having jurisdiction hereof without prior notice to the other party. The cost of such arbitration shall be borne by each of the parties to such dispute, and in such proportion as the arbitrators shall determine to be equitable, or in the event of their failure to so determine, the said cost shall be borne equally. This provision will survive the termination of this Agreement.

23.

Limitation of Liability. The parties to this Agreement agree that the obligations of the Trust under this Agreement (which, for the avoidance of doubt, are solely those in respect of certain stated third-party beneficiary arrangements) shall not, except in the case of any such individual’s willful misconduct, be binding upon any Trustee of the Trust, officer of the Trust or Shareholder, whether past, present or future, individually, but are binding only upon the assets and property of the Trust.

24.

Non-Waiver of Rights. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver by any party of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

[Remainder of page intentionally blank; signature page follows.]

If the foregoing correctly sets forth our understanding with the Placement Agent, please indicate the Placement Agent’s acceptance in the space provided below.

Very truly yours,

BlackRock Investments, LLC

By:
Name:
Title:

BlackRock Advisors, LLC

By:
Name:
Title:

Agreed to and accepted:

[ ]

By:

Title:

By:

Title:

Exhibit A – Marketing Materials